Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Announces Anticipated Closing Date of Merger with Hartree Affiliate and Intention to Delist Its Common Units

Portsmouth, N.H., October 21, 2022 – Sprague Resources LP (the “Partnership”) (NYSE: SRLP) today announced that it has notified the New York Stock Exchange (“NYSE”) of the anticipated closing date of the previously-announced merger transaction contemplated by that certain Agreement and Plan of Merger, dated June 2, 2022, as amended, by and among the Partnership, Sprague Resources GP LLC, and affiliates of Hartree Partners, LP (the “Purchaser”). The Partnership anticipates that the merger will close on or about November 1, 2022.

Upon the closing of the merger on the terms and conditions set forth in the merger agreement, the Partnership will be a wholly owned subsidiary of the Purchaser. Following completion of the merger, the common units of the Partnership will cease to be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934.

About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.

Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, including statements related to the Partnership’s expectations regarding the delisting of its common units and the closing of the Merger, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: our ability to complete the merger in a timely manner, or at all. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements. Other applicable risks and uncertainties have been described more fully in the Partnership’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2022 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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